UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 9, 2008

INTERMUNE, INC.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

0-29801 (Commission File Number)	94-3296648 (IRS Employer Identification Number)
3280 Bayshore Boulevard
Brisbane, CA 94005
(Address of principal executive offices, including Zip Code)
Registrant’s telephone number, including area code: (415) 466-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.	Unregistered Sales of Equity Securities.
On June 9, 2008, InterMune, Inc. (the “Company”) agreed with certain existing holders (the “Holders”) of its .25% Convertible Senior Notes due 2011 (the “Outstanding Notes”) to exchange $85,000,000 in aggregate principal amount of Outstanding Notes beneficially owned by the Holders for $85,000,000 in aggregate principal amount of the Company’s 5.00% Convertible Senior Notes due 2015 (the “New Notes”). The Company currently expects to issue the New Notes not more than two business days following the date when all closing conditions have been satisfied or waived, including the closing condition that the Form T-3 relating to the indenture under which the New Notes will be issued (the “Indenture”) be declared effective by the Securities and Exchange Commission.
As the New Notes are to be exchanged by the Company with the Holders exclusively and solely for Outstanding Notes, the transaction will be exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Section 3(a)(9) thereof. No sales of securities of the same class as the New Notes have been or are to be made by the Company by or through an underwriter at or about the same time as the exchange for which the exemption is claimed. No Holder has made or will be requested to make any cash payment to the Company in connection with the exchange, and the Company will not receive any proceeds from the issuance of the New Notes. No consideration has been, or is to be, given, directly or indirectly, to any person in connection with the transaction, except for payments by the Company of the fees and expenses of its legal and financial advisors and the trustee under the Indenture under which the New Notes will be issued. Deutsche Bank Securities Inc. acted as the Company’s financial advisor in connection with the transaction.
The terms of the New Notes are substantially similar to the Outstanding Notes, except, among other things, the following: (i) the New Notes will mature on March 1, 2015 as opposed to March 1, 2011; (ii) the New Notes bear interest at a rate of 5.00% per annum as opposed to .25% per annum; (iii) holders of the New Notes may convert their New Notes into shares of the Company’s common stock (“Shares”) at a conversion rate of 52.9661 Shares per $1,000 principal amount of notes (representing a conversion price of approximately $18.88), subject to adjustment, whereas holders of the Outstanding Notes may convert their notes into Shares at a conversion rate of 46.2283 Shares per $1,000 principal amount of notes (representing a conversion price of approximately $21.63), subject to adjustment; (iv) the conversion rate for the New Notes will be increased in certain circumstances that constitute a fundamental change of the Company and in connection with a withholding tax redemption; and (v) the Company can only settle conversion of the New Notes by delivery of Shares as opposed to the Company's ability to settle conversion of the Old Notes by delivery of cash (or a combination of cash and shares of common stock) in lieu of Shares.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 10, 2008	INTERMUNE, INC.
	By:	/s/ Daniel G. Welch
Daniel G. Welch
Chairman, Chief Executive Officer and President